UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEUDLE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934

(Amendment No.    )

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CME GROUP INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Kathleen M. Cronin

Managing Director, General Counsel and Corporate Secretary

PHONE: 312 / 930-3488

FAX: 312 / 930-4556

kathleen.cronin@cmegroup.com

January 27, 2012

To: Our Class B-1 and Class B-2 Shareholders

Re: Class B-1 and Class B-2 Director Nominees

As you may know, our Class B nominating committees recently completed their interview and selection processes for nominees for election to our Board of Directors at this year’s Annual Meeting of Shareholders.

Our 2012 Annual Meeting will be held at 3:30 p.m., Central Time, on Wednesday, May 23, 2012, at CME Group Headquarters, 20 South Wacker Drive, Chicago, Illinois. We plan to mail to you in mid-April, a proxy statement from our Board of Directors relating to the Annual Meeting. The proxy statement will contain detailed information about the proposals to be presented to a vote of shareholders at the meeting. The proxy statement will identify and contain information about the director nominees referred to as the “Equity Director nominees” to be elected by the holders of Class A and Class B shares of common stock voting together at the Annual Meeting. In the meantime, we would like to take this opportunity to inform you of the Class B director nominees selected by our Class B nominating committees and review the petitioning process for Class B director nominees. Additional information regarding the Class B director nominees will be contained in the proxy statement. We are not asking for your proxy at this time and will only do so after we have mailed our proxy statement to our shareholders.

To save the Company money, in support of the environment and to ensure that you timely receive your proxy materials, you can elect to have your materials delivered to you electronically by going to www.computershare.com/us/sc/cme and clicking on the “Electronic Shareholder Communications” link after you have logged in to sign up for electronic delivery. Your enrollment will be effective until cancelled. This will also allow you to vote your Class B shares on-line in a more timely and efficient manner.

At the 2012 Annual Meeting, one director will be elected by the holders of each of the Class B-1 and Class B-2 common stock.

Class B-1 Nominating Committee Recommendations

One director will be elected by the holders of the Class B-1 shares. The Class B-1 Nominating Committee has selected the following nominees for this position:

Jeffrey M. Bernacchi

Gary T. Lark

Class B-2 Nominating Committee Recommendations

One director will be elected by the holders of the Class B-2 shares. The Class B-2 Nominating Committee has selected the following nominees for this position:

Yra G. Harris

Patrick J. Mulchrone

Petitioning Process

As in past years, and pursuant to the terms of our bylaws, a holder of Class B-1 or Class B-2 shares, who has not been nominated by the applicable Class B nominating committee, may nonetheless have his or her name placed in nomination by submitting a nomination signed by the holders of at least 100 Class B-1 or Class B-2 shares, as applicable, to be included as a nominee for the particular class. As required by our bylaws, nominations must be submitted in writing and accompanied by a description of the proposed nominee’s qualifications and other relevant biographical information and evidence of the consent of the proposed nominee.

Prospective candidates who comply with the petition procedures will be included in the Company’s proxy statement to be distributed to shareholders in connection with the Annual Meeting. In order to be included as a nominee for director, all petitions must be submitted to me in the Office of the Secretary, (20 South Wacker Drive, Chicago, IL 60606; (fax: 312.930.4556)) prior to 5:00 p.m., Chicago time, Monday, February 6, 2011.

Campaigning Process

The Class B nominees may solicit votes in advance of the Annual Meeting; however, such activities are considered a proxy solicitation under the Securities Exchange Act and need to be conducted in accordance with Securities and Exchange Commission rules governing those solicitations. Additionally, no written solicitation materials (which includes email communications, blogs, Web sites, etc.) can be mailed or distributed prior to the time we have mailed the Company’s proxy statement to our shareholders. We expect this mailing to occur in mid-April.

If you have any questions about the nomination or election process or the Annual Meeting, please feel free to call Meg Wright at (312) 930-3305. We look forward to seeing you at the Annual Meeting.

Very truly yours,

/s/ Kathleen M. Cronin
Kathleen M. Cronin
Managing Director, General Counsel and Corporate Secretary

cc:	Board of Directors

*****

CME Group Inc. plans to file with the Securities and Exchange Commission and mail a proxy statement to our shareholders containing information about the company and certain proposals to be presented to a vote of shareholders at its 2012 Annual Meeting. Shareholders of CME Group Inc. should read the proxy statement carefully when it becomes available because it will contain important information about the proposals to be considered at the Annual Meeting, the persons soliciting proxies related to the proposals, their interests in the proposals and related matters.

Shareholders can obtain free copies of the proxy statement when it becomes available by contacting the Shareholder Relations and Member Services Department, CME Group Inc., 20 South Wacker Drive, Chicago, Illinois 60606. Shareholders will be able to obtain free copies of the proxy statement filed by CME Group Inc. with the Securities and Exchange Commission in connection with the Annual Meeting at the Securities and Exchange Commission’s Web site at www.sec.gov. In addition to the proxy statement, CME Group Inc. files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission, which are also available at the Securities and Exchange Commission’s Web site at www.sec.gov.

CME Group Inc. and its directors, executive officers and certain members of management and other employees may be deemed to be participants in the solicitation of proxies of CME Group Inc.’s shareholders to approve the proposals. These individuals may have interests in the proposals. A detailed list of the names, affiliations and interests of the participants in the solicitation will be contained in the proxy statement.